 Exhibit 99.2

Index to Unaudited Pro Forma Financial Statement

Unaudited Pro Forma Balance Sheet as of December 13, 2021	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

Globalink Investment Inc.

BALANCE SHEET

December 13, 2021

	December 9, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS
Cash held in escrow	$967,578	$-		$967,578
Prepaid expenses and other assets - current portion	217,461	-		217,461
Total current assets	1,185,039	-		1,185,039

LONG-TERM ASSETS
Prepaid expenses and other assets - non-current portion	217,461	-		217,461
Cash held in Trust Account	101,500,000	15,225,000		116,725,000
	-	15,000,000	(a)	-
	-	525,000	(b)	-
	-	(300,000)	(c)	-
Total long-term assets	101,717,461	15,225,000		116,942,461

TOTAL ASSETS	$102,902,500	$15,225,000		$118,127,500

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Accounts payable and accrued expenses	$114,050	$-		$114,050
Note payable - related party	152,346	-		152,346

Total current liabilities	266,396	-		266,396

LONG-TERM LIABILITIES
Deferred underwriting fee payable	3,500,000	525,000	(d)	4,025,000

Total long-term liabilities	3,500,000	525,000		4,139,050

TOTAL LIABILITIES	3,766,396	525,000		4,291,396

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.001 par value, 10,000,000 and 11,500,000 shares at redemption value of $10.15 per share, respectively.	101,500,000	15,225,000	(e)	116,725,000

STOCKHOLDERS’ DEFICIT
Common Stock; $0.001 par value; 500,000,000 shares authorized; 3,392,500 and 3,445,000 shares issued and outstanding (excluding 10,000,000 and 11,500,000 shares subject to possible redemption).	3,392	52		3,444
	-	1,500	(a)	-
		52	(b)
	-	(1,500)	(e)	-
Additional paid-in capital	-	-		-
	-	14,998,500	(a)	-
	-	524,948	(b)	-
	-	(300,000)	(c)	-
	-	(525,000)	(d)	-
	-	(15,223,500)	(e)	-
	-	525,052	(f)	-
Accumulated deficit	(2,367,288)	(525,052)	(f)	(2,892,340)

Total stockholders’ deficit	(2,363,896)	(525,000)		(2,888,896)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$102,902,500	$15,225,000		$118,127,500

The accompany notes are an integral part of the financial statement

F-2

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Globalink Investment Inc (the “Company”) as of December 9, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on December 13, 2021 as described below.

On December 9, 2021, the Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”) generating gross proceeds of $100,000,000. Each Unit consists of one share of Common stock, and one-half a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one-half (1/2) of one share of Common stock at a price of $11.50 per share, subject to adjustment, and one right to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination.

On December 9, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 517,500 units (the “Private Placement Units”) in a private placement transaction at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,175,000. Each whole Private Placement Unit will consist of one share, one redeemable warrant, and one right to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination. Each whole Private Placement Warrant will be exercisable to purchase one-half (1/2) of one share of common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 Units to cover Over-allotment, if any. On December 13, 2021, the Underwriters fully exercised the option and purchased 1,500,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $11,500,000.

Upon the closing of the Over-allotment on December 13, 2021, the Company consummated a private sale of an additional 52,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $525,000. As of December 13, 2021, a total of $116,725,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units was placed in a U.S.-based trust account. As the over-allotment option was fully exercised, no portion of the Private Placement Units are subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro-forma entries:	Debit	Credit

(a)	Cash held in trust	15,000,000
	Common Stock		1,500
	Additional paid-in capital		14,998,500
	To record the sale of 1,500,000 over-allotment Units at $10.00 per Unit on December 13, 2021

(b)	Cash held in trust	525,000
	Common Stock		52
	Additional paid-in capital		524,948
	To record the sale of 52,500 over-allotment Private Placement Units at $10.00 per Unit on December 13, 2021

(c)	Additional paid-in capital	300,000
	Cash held in trust		300,000
	To record the payment of underwriting fees arising from the sale of the over-allotment Units

(d)	Additional paid-in capital	525,000
	Deferred underwriting fee payable		525,000
	To record the payment of deferred underwriting fees arising from the sale of the over-allotment Units

(e)	Common Stock	1,500
	Additional paid-in capital	15,223,500
	Common stock subject to redemption		15,225,000
	To record the change in common stock subject to redemption from the sale of the over-allotment Units

(f)	Additional paid-in capital		525,052
	Retained earnings	525,052
	To bring additional paid-in capital to a $0 balance

F-3